Exhibit 10.2

FIRST AMENDMENT TO

PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (this “First Amendment”) is entered into effective as of August 16, 2021, by and among Western Alaska Copper & Gold Company, an Alaska corporation, and Joe Piekenbrock, a resident of Colorado.

RECITALS

A.            Western Alaska Copper & Gold is the maker (“Maker) of and Joe Piekenbrock is the holder (“Holder”) of that certain Promissory Note dated March 31, 2021, in the principal amount of three million, six hundred and ninety-eight thousand dollars ($3,698,000.00)(the “Promissory Note”).

B.            Maker and Holder desire to amend the Promissory Note, all as more fully set forth in the Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.             First Anniversary Payment. Subsection (iii) of the “PAYMENTS” section of the Promissory Note is hereby amended and restated as follows:

(iii)          a principal reduction payment of $500,000.00, together with accrued interest on the outstanding principal balance of this Promissory Note, due the first anniversary of the Promissory Note.

2.             Second Anniversary Payment. The following Subsection (iv) is hereby added to the “PAYMENTS” section of the Promissory Note

(iv)          a principal reduction payment of $1,500,000.00, together with accrued interest on the outstanding principal balance of this Promissory Note, due the second anniversary of the Promissory Note.

3.             Miscellaneous. If not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Promissory Note. In the event of conflict between the terms hereof and the terms of the Promissory Note, the terms hereof shall control. Upon full execution hereof, this Amendment shall be appended to the Promissory Note and shall be considered a part thereof for all purposes.

4.             Counterparts. This First Amendment may be executed in counterparts. Any set of identical counterparts containing the signatures of all parties shall be deemed to constitute one instrument, and each such set of counterparts shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment effective as of the date first set forth above.

MAKER:

Western Alaska Copper & Gold Company,
an Alaska corporation

By:	/s/ Kit Marrs
President

HOLDER:

/s/ Joe Piekenbrock
Joe Piekenbrock

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